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                                                                   EXHIBIT 99.2

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                           WM. S. BARNICKEL & COMPANY

      PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 1, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder of Wm. S. Barnickel & Company, a Missouri corporation (the "Company"), hereby acknowledges receipt of the Joint Proxy Statement/Prospectus dated May 30, 1997 and appoints Michael V. Janes and Fairfax F. Pollnow, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote all shares of the Company's Common Stock, which the undersigned would be entitled to vote if then and there personally present, at a special meeting of shareholders of the Company to be held at Boatmen's Tower, 3rd Floor, 100 N. Broadway, St. Louis, Missouri 63102, on July 1, 1997 at 1:00 p.m., local time, or at any adjournment or postponement thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.
             IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                         PROPOSAL 1 AND FOR PROPOSAL 2.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


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    PLEASE MARK YOUR                                              |
[X] VOTES AS IN THIS                                              |     0000
    EXAMPLE                                                       |_________


1. APPROVAL OF AGREEMENT AND PLAN OF MERGER: To         FOR    AGAINST   ABSTAIN
   approve the Agreement and Plan of Merger, dated      [ ]      [ ]       [ ]
   as of February 25, 1997 (the "Merger Agreement"), by and among Baker Hughes Incorporated
   ("Baker Hughes"), Baker Hughes Missouri, Inc.,
   Baker Hughes Delaware, Inc., Petrolite Corporation and the Company, and the transactions contemplated thereby. As a result of the merger, the Company will become a wholly-owned subsidiary of Baker
   Hughes.

2. To transact such other business as may properly      FOR    AGAINST   ABSTAIN
   come before the meeting or any adjournment or        [ ]      [ ]       [ ]
   postponement thereof.


                              Please be sure to sign and date this Proxy

                              Date: ___________________________________________

                              Shareholder sign here ___________________________

                              Co-owner sign here ______________________________

                              PLEASE VOTE, DATE, SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                              Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.